Exhibit 99.1

NEWS RELEASE
CONTACTS:             Gary S. Maier/Sophie Xu
                      Maier & Company, Inc.
                      (310) 442-9852

                      JP Lincoln / Susan Robbins
                      Crier Communications
                      (310) 274-1072

SMALL WORLD KIDS ANNOUNCES ACQUISITION OF NEUROSMITH ASSETS
         -- Developmental Toy Company Adds Electronic Learning to Mix--

      CULVER CITY,  CA.  -September  23, 2004 - Small World Kids,  Inc.  (OTCBB:
SWKD)  today  announced  it  has  acquired   electronic   learning  and  related
intellectual   property  from  Neurosmith,   a  California-based   developer  of
electronic educational toys for infants and preschoolers. Terms were not disclosed.

      "The acquisition complements our corporate strategy to expand the company both organically and through synergistic acquisitions. Neurosmith is a highly regarded brand with significant growth potential, supported by innovative products and strong consumer interest in child development," said Debra Fine, president and chief executive officer.

      Fine emphasized Neurosmith's reputation for developing educational musical toys with unsurpassed sound quality and the successful integration of the latest child research and technology to create open-ended learning toys for young children. "The addition of electronic learning products to our existing line-up of quality infant and preschool developmental toys represents a tremendous opportunity and we look forward to building upon Neurosmith's brand name awareness," Fine added.

      "Researchers have discovered that children learn best by touching, tasting, moving and exploring the world around them. Neurosmith successfully combines state-of-the-art technology with a compelling interface for toddlers - primarily by focusing on learning through music," said Renatta Cooper, a child development expert at Pacific Oaks College and Playing for Keeps board member.

      "Interacting with music exercises the areas of the brain that guide language development and math skills. By combining open-ended, self-directed play, which strengthens comprehension skills, you provide your child with great tools to prepare them for the challenges they will face throughout their lives," Cooper added.



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About Neurosmith

      Founded in 1997, Neurosmith is an innovative "smart toy" company that produces quality educational toys designed to engage and educate children though music. Its award-winning products include Music Blocks, which enables a child to create over a million different mixes and match musical compositions; Sunshine Symphony, designed to put beautiful classical music at a baby's fingertips; and Together Tunes Block, a large "toddler-sized" musical activity block that combines sing-along nursery rhymes with six fun educational activities. Neurosmith toys have received numerous awards, including multiple Oppenheimer Toy Awards, Toy of the Year from Family Fun magazine, Best Toys of the Year from Parents, Parenting and Child magazines, among others.

About Small World Kids

      Small World Kids develops, manufacturers, markets and distributes high quality toys and educational products for children. With sales categories spanning early learning, imaginative play and active play, Small World Kids supports the development of the whole child - mind, body and spirit. Its unique products stimulate the mind and build key developmental skills, encourage active play and promote social interaction with caregivers and peers through award-winning brands: IQ Baby, IQ Preschool, Puzzibilities, Ryan's Room, All About Baby, Gertie Balls and Active Edge.
For more information, visit www.smallworldtoys.com.

Forward Looking Statements

      Statements in this press release relating to plans, expected synergistic opportunities of the Neurosmith acquisitions, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors which include but are not limited to risk factors inherent in doing business. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.